Exhibit 10.12


                           PURCHASE AND SALE AGREEMENT

      This Purchase And Sale Agreement is made as of January 16, 1997, by and between Viaticus, Inc., a Delaware corporation the address of which is 200 South Wacker Drive, Chicago, Illinois 60606 ("Viaticus"), and Dignity Partners, Inc., a Delaware corporation the address of which is 1700 Montgomery Street, Suite 250, San Francisco, California 94111 ("Seller").

      WHEREAS, Seller wishes to sell, and Viaticus wishes to purchase, the Portfolio (as defined in Section 1.16).

      NOW, THEREFORE, in consideration of the foregoing premise, the mutual covenants, representations and warranties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged by each of the parties to this Agreement, the parties to this Agreement hereby agree as follows:

1.   Definitions

      The capitalized terms used in this Agreement shall have the meanings set forth in this Section 1.

1.1 Acknowledgment. The term "Acknowledgment" shall mean, as to each Policy: (i) confirmation from an Insurer, in a written form reasonably acceptable to Viaticus, stating that Viaticus has been named exclusive owner and beneficiary of the Policy, and that those changes have been received and duly recorded by the Insurer that has written such Policy; and (ii) written confirmation from an Insurer, on a form provided to such Insurer by Viaticus, of pertinent policy information for the Policy, from which Viaticus reasonably concludes that it will have the ability to collect the death benefits payable on the Policy.

1.2 Assignment Documents. The term "Assignment Documents" shall mean all documents, in forms satisfactory to Viaticus and each respective Insurer, necessary to: (i) assign each Policy to Viaticus; and (ii) designate Viaticus as beneficiary of each Policy.

1.3 Broker Back-End Fees. The term "Broker Back-End Fees" shall mean any fees due brokers upon collection of death benefits of any Policy, as set forth in Exhibit "A" to this Agreement, each of which is based upon a percentage of the death benefit payable pursuant to the applicable Policy.

1.4 Confidential Information. The term "Confidential Information" shall mean all information or material which: (i) is proprietary to the disclosing party, designated as Confidential Information by the disclosing party and not generally known other than by the disclosing party; or (ii) the disclosing party obtains from any third party which the disclosing party treats as proprietary and has designated as Confidential Information, whether or not owned by the disclosing party. "Confidential Information" shall not include information which the receiving party can show is or was: (i) known by the receiving party at the time of receipt from the disclosing party and not subject to any other nondisclosure agreement between the parties to this Agreement; (ii) now, or which hereafter becomes, generally known to the industry through no fault of the receiving party; (iii) published or generally disclosed to the public by the disclosing party; (iv) otherwise lawfully and independently developed by the receiving party; or (v) lawfully acquired by the receiving party from a third party without any obligation of confidentiality. With respect to information concerning the

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Policies, the Portfolio, the Persons insured under the Policies and Viators, all such information shall be deemed the Confidential Information of Seller until the Delivery Date of each such Policy, and, thereafter, on a Policy by Policy basis, the Confidential Information of Viaticus.

      1.5 Delivery Date. The term "Delivery Date" shall mean, with respect to each Policy, the date upon which an Acknowledgment relative to such Policy is delivered to Viaticus by the Insurer which issued such Policy.

      1.6 Effective Date. The term "Effective Date" shall mean the date first set forth above, which, upon execution of this Agreement, shall be the effective date of this Agreement.

      1.7 includes and including. The terms "includes" and "including" shall mean, except where followed directly by the word "only", "includes, but is not limited to", and "including, but not limited to," respectively, it being the intention of the parties to this Agreement that any listing following thereafter is illustrative and not exhaustive.

      1.8 Insurer. The term "Insurer" shall mean, as to each Policy: (i) the insurance company that issued the Policy at issue; and (ii) such other party as may have the authority, in the reasonable discretion of Viaticus, to confirm to Viaticus that Viaticus is the owner and beneficiary of such Policy (e.g., the employer of a Person insured under a Policy).

      1.9 Knowledge. The term "Knowledge" shall mean actual knowledge or knowledge ascertainable after prudent investigation.

      1.10 Licenses. The term "Licenses" shall mean all licenses, franchises, permits, approvals, authorizations, exemptions, classification, consents, registrations, certificates (including certificates of authority) and/or similar documents or instruments.

      1.11 Lien The term "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge and/or other encumbrance of any kind, or any conditional sale contract, title retention contract and/or other contract to give or to refrain from giving any of the foregoing.

      1.12 Net Face Amount. The term "Net Face Amount" shall mean the net face amount of death benefits payable pursuant to a Policy, as set forth in Exhibit "A" to this Agreement, in the column marked "Net Death Benefit."

      1.13 Percentage Amount The term "Percentage Amount" shall mean, on a Policy by Policy basis, a sum equal to that percentage of the Net Face Amount of such Policy, as indicated on Exhibit "A" to this Agreement, in the column marked "Price."

      1.14 Person. The term "Person" shall mean any natural person, corporation, insurance company, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality and/or other entity, enterprise, authority and/or business organization.

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      1.15    Policy. The term "Policy" shall mean, individually, each life insurance policy in the Portfolio.

      1.16 Portfolio. The term "Portfolio" shall mean the entirety of the group of Policies identified in Exhibit "A" to this Agreement as being purchased by Viaticus pursuant to this Agreement.

      1.17 Viator. The term "Viator" shall mean a Person who has sold a Policy to Seller.

2.   Portfolio Purchase

      2.1 Purchase And Sale. Subject to the conditions subsequent set forth in this Agreement, Seller hereby sells to Viaticus, and Viaticus hereby purchases from Seller, the Portfolio.

      2.2 Delivery Of Assignment Documents. Within five (5) days of the Effective Date, Seller shall deliver to Viaticus Assignment Documents sufficient to: (i) assign and/or change ownership of each Policy to Viaticus, using a form of assignment reasonably satisfactory to Viaticus and satisfactory to each respective Insurer; and (ii) designate Viaticus as beneficiary of each Policy, using a designation of beneficiary reasonably satisfactory to Viaticus and satisfactory to each respective Insurer.

      2.3 Delivery Of Files. Within five (5) days of the Effective Date, Seller shall deliver to Viaticus all files of Seller relating to the Portfolio, and each Policy, including underwriting and administrative files.

      2.4 Request For Assignment. Upon receipt by Viaticus of all Assignment Documents, as required by Section 2.2, and the files of Seller relating to the Portfolio, as required by Section 2.3, Viaticus shall promptly forward to each Insurer the Assignment Documents, accompanied by a request that the Insurer provide an Acknowledgment relative to such Policy.

      2.5 Payment To Seller Of Percentage Amount. Promptly upon receipt by Viaticus of Acknowledgment for each Policy, Viaticus shall pay to Seller the Percentage Amount for such Policy, along with interest on the Percentage Amount at the rate of four and one-half percent (4.5%) per annum from the Effective Date to the date upon which such payment is made to Seller.

      2.6 Payment Of Broker Back-End Fees. Promptly upon receipt by Viaticus of the death benefits payable under each Policy, Viaticus shall pay, to the broker(s) identified in Exhibit "A" to this Agreement, the Broker Back-End Fees on such Policy, as set forth in Exhibit "A" to this Agreement. Notwithstanding the foregoing, it is expressly agreed by the parties to this Agreement that: (i) such payment obligation runs from Viaticus to Seller; (ii) Viaticus shall have no obligation, covenant, representation or warranty directly to any such broker whatsoever; and (iii) no such broker shall be a third party beneficiary to, or otherwise have any rights arising out of, this Agreement.

      2.7 Failure Of Acknowledgment. Either party to this Agreement shall have the right to demand and cause the reassignment of any Policy (or Policies) to Seller, and this Agreement shall be completed as if such Policy (or Policies) had not been included in the Portfolio, in the event that: (i) any Insurer shall fall or refuse to provide Acknowledgment relative to such Policy (or Policies) for a period of sixty (60) days following the Effective Date; (ii) Viaticus receives Acknowledgment relative to any Policy (or Policies) which Viaticus determines, in its reasonable discretion, is unacceptable, provided that payment by Viaticus of the Percentage

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Amount by  Viaticus  pursuant  to  Section  2.5 shall be  deemed  acceptance  of
Acknowledgment; (iii) Viaticus determines, in its good faith discretion, that it will not be possible for Viaticus to obtain Acknowledgment relative to such Policy (or Policies); or (iv) Viaticus determines, in its good faith discretion within sixty (60) days of the Effective Date, that it will not be possible for Viaticus to collect the death benefits payable on such Policy (or Policies). In the event that either party to this Agreement provides written notice to the other party to this Agreement of a demand for reassignment of any Policy (or Policies) to Seller as set forth in this Section 2.7, Viaticus shall: (i) request from the Insurer the return of and, upon receipt from the Insurer deliver to Seller, the Assignment Documents for such Policy (or Policies); and
(ii) have no obligation to pay either the Percentage Amount or the Broker Back-End Fees on such Policy (or Policies). In the event that either party to this Agreement provides written notice to the other party to this Agreement of a demand for reassignment of any Policy (or Policies) to Seller as set forth in this Section 2.7, and Viaticus has Knowledge at the time of such demand that the Person insured pursuant to such Policy (or Policies) has died, Viaticus shall:
(i) in the event that the death benefits payable pursuant to such Policy have not been paid to Viaticus, take all action, and execute all documents, reasonably necessary to cause such death benefits to be paid to Seller; and (ii) in the event that the death benefits payable pursuant to such Policy have been paid to Viaticus, be deemed to be holding the entire amount of such death benefits in trust for Seller, and shall immediately remit to Seller the full amount of such death benefits.

      2.8 Alteration Of Percentage Amount And Broker Back-End Fees In The Event Of Inaccuracy Of Net Face Amount. In the event that, within sixty (60) days of the Effective Date, the Net Face Amount of any Policy is confirmed by Viaticus to be different from the Net Face Amount set forth in Exhibit "A" to this Agreement, the Percentage Amount under this Agreement shall be adjusted to equal the percentage of the Net Face Amount, reflected in Exhibit "A" to this Agreement, of the confirmed Net Face Amount for such Policy, and the Broker Back-End Fees shall be adjusted pro rata. In the event that: (i) the Net Face Amount of any Policy is so confirmed by Viaticus to be less than the Net Face Amount set forth in Exhibit "A" to this Agreement, and such confirmation by Viaticus takes place prior to disbursement to Seller of the Percentage Amount for such Policy, Viaticus shall have the right to adjust the Percentage Amount and the Broker Back-End Fees for such Policy, prior to disbursement to Seller;
(ii) the Net Face Amount of any Policy is confirmed by Viaticus to be less than the Net Face Amount set forth in Exhibit "A" to this Agreement, and such confirmation by Viaticus takes place subsequent to disbursement to Seller of the Percentage Amount for such Policy, Seller shall be deemed to be holding the entire excess amount of the Percentage Amount paid by Viaticus on such Policy in trust for Viaticus, and shall immediately remit to Viaticus the full amount of such excess amount(s), and, in the event that Seller shall fail or refuse, for any reason whatsoever, to immediately remit to Viaticus the full amount of such excess amount(s), Viaticus shall have the right, without limiting any other rights and remedies which Viaticus may have, to withhold from Seller any further payment(s) which may be due to Seller under this Agreement (including payment of the Percentage Amount and/or the Broker Back-End Fees on any Policy, and reimbursement pursuant to Section 3), up to the amount of the excess amount(s) which Seller has failed or refused to remit to Viaticus; (iii) the Net Face Amount of any Policy is confirmed by Viaticus to be greater than the Net Face Amount set forth in Exhibit "A" to this Agreement, and such confirmation by Viaticus takes place prior to disbursement to Seller of the Percentage Amount for such Policy, Viaticus shall adjust the Percentage Amount and/or the Broker Back-End Fees for such Policy, as applicable, prior to disbursement to Seller; and (iv) the Net Face Amount of any Policy is confirmed by Viaticus to be greater than the Net Face Amount set forth in Exhibit "A" to this Agreement, and such confirmation by Viaticus takes place subsequent to disbursement to Seller of the Percentage Amount for such Policy, Viaticus shall immediately remit to Seller the full amount of such excess amount(s).

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      2.9 Alteration Of Percentage Amount In The Event Of Material Inaccuracy Of
Information Other Than Of Net Face Amount In the event that, within sixty (60) days of the Effective Date, any material information concerning any Policy other than Net Face Amount is confirmed by Viaticus to be materially inaccurate (e.g., information contained in Exhibit "A" to this Agreement other than Net Face Amount; information provided by an Insurer, on the form provided to such Insurer by Viaticus, of pertinent policy information for the Policy, from which Viaticus reasonably concludes that it will have the ability to collect the death benefits payable on the Policy; etc.), the parties to this Agreement shall negotiate in good faith to adjust the Percentage Amount to take into account the material inaccuracy, and the amount at which the Percentage Amount would have been set in the event that the parties to this Agreement had each known of such material inaccuracy as of the Effective Date. In the event that the good faith negotiations required by the preceding sentence of this Section 2.9 do not result in agreement within fifteen (15) days of commencement, Viaticus shall have the right, upon written notice to Seller, to have this Agreement completed as if the Policy (or Policies) as to which such material inaccuracy pertains had not been included in the Portfolio. In the event that Viaticus provides such written notice to Seller as set forth in this Section 2.9, and such written notice is given prior to receipt from the Insurer of Acknowledgment, Viaticus shall: (i) request from the Insurer the return of and, upon receipt from the Insurer deliver to Seller, the Assignment Documents for such Policy (or Policies); and (ii) have no obligation to pay either the Percentage Amount or the Broker Back-End Fees on such Policy (or Policies). Accordingly: (i) with respect to such Policies with regard to which no sum has been paid by Viaticus as of the date such notice is effective, Viaticus shall have no obligation to pay any sum whatsoever to Seller, including the Percentage Amount on such Policy (or Policies), the Broker Back-End Fees on such Policy (or Policies) and/or any reimbursement pursuant to Section 3; and (ii) with respect to such Policies with regard to which any sum has been paid by Viaticus as of the date such notice is effective, Seller shall be deemed to be holding all amounts paid by Viaticus pursuant to this Agreement relative to such Policies, including the amount of each Percentage Amount and/or each of the Broker Back-End Fees and/or amounts paid pursuant to Section 3, in trust for Viaticus, and shall immediately remit to Viaticus an amount equal to the sum total of all amounts paid by Viaticus pursuant to this Agreement relative to such Policies. In the event that Viaticus provides such written notice to Seller as set forth in this Section 2.9, and such written notice is given subsequent to receipt from the Insurer of Acknowledgment, Viaticus shall take all reasonable action necessary to cause the Insurer on such Policy to return the ownership and beneficiary designation on such Policy to the state at which such ownership and beneficiary designation existed prior to such Acknowledgment, or such other state as may be reasonably requested by Seller and/or take all action, and execute all documents, reasonably necessary to cause such death benefits to be paid to Seller. In the event that Viaticus provides such written notice to Seller as set forth in this
Section 2.9, and the death benefits payable pursuant to such Policy have been paid to Viaticus, Viaticus shall be deemed to be holding the entire amount of such death benefits in trust for Seller, and shall immediately remit to Seller the full amount of such death benefits.

      2.10 Death Of Insured Prior To Effective Date. In the event that any Person insured pursuant to any Policy has died at any time prior to the Effective Date, the death benefits payable under the terms of such Policy shall be payable to Viaticus. Accordingly: (i) in the event that the parties to this Agreement have Knowledge of such death prior to payment to Seller of such death benefits, Seller shall take all action, and execute all documents, necessary to cause such death benefits to be paid to Viaticus; and (ii) in the event that the parties to this Agreement have Knowledge of such death subsequent to payment to Seller of such death benefits, Seller shall be deemed to be holding such death benefits in trust for Viaticus, and shall immediately remit to Viaticus the full amount of such death benefits. In the event that any Person insured pursuant to any

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Policy has died at any time prior to the Effective  Date,  and Seller shall fail or refuse, for any reason whatsoever, to either cause such death benefits to be paid to Viaticus or remit to Viaticus the full amount of such death benefits, as applicable, Viaticus shall have the right, without limiting any other rights and remedies which Viaticus may have, to withhold from Seller any further payment(s) which may be due to Seller under this Agreement (including payment of the
Percentage   Amount  and/or  the  Broker  Back-End  Fees  on  any  Policy,   and
reimbursement pursuant to Section 3), up to the amount of the death benefits which Seller has failed or refused to either cause to be paid to Viaticus or remit to Viaticus, as applicable. In the event that either party to this Agreement obtains Knowledge that any Person insured pursuant to any Policy has died at any time prior to the Effective Date, such party to this Agreement shall immediately provide written notice of such Knowledge to the other party to this Agreement.

      2.11    Death Of Insured Between Effective Date And Receipt Of
Acknowledgment.

               2.11.1 In the event that Seller provides Viaticus with written notice, prior to the earlier of the sixtieth (60th) day subsequent to the Effective Date or the date upon which Acknowledgment on a particular Policy is received by Viaticus, that the Person insured pursuant to such Policy has died at any time between the Effective Date and the date upon which Acknowledgment on such Policy is received by Viaticus, the death benefits payable under the terms of such Policy shall be payable to Seller, and this Agreement shall be completed as if such Policy (or Policies) had not been included in the Portfolio. In the event that Seller provides Viaticus with such notice: (i) and such notice is given prior to payment to Viaticus of such death benefits, Viaticus shall take all action, and execute all documents, necessary to cause such death benefits to be paid to Seller; (ii) and such notice is given subsequent to payment to Viaticus of such death benefits, Viaticus shall be deemed to be holding such death benefits in trust for Seller, and shall immediately remit to Seller the full amount of such death benefits; (iii) Viaticus shall have no obligation to pay any sum whatsoever to Seller, including the Percentage Amount on such Policy (or Policies), the Broker Back-End Fees on such Policy (or Policies) and/or any reimbursement pursuant to Section 3; and (iv) with respect to such Policies with regard to which any sum has been paid by Viaticus as of the date such notice is effective, Seller shall be deemed to be holding all amounts paid by Viaticus pursuant to this Agreement relative to such Policies, including the amount of each Percentage Amount and/or each of the Broker Back-End Fees and/or amounts paid pursuant to Section 3, in trust for Viaticus, and shall immediately remit to Viaticus an amount equal to the sum total of all amounts paid by Viaticus pursuant to this Agreement relative to such Policies.

               2.11.2 The death benefits payable under the terms of all Policies not reassigned to Seller by Viaticus pursuant to Section 2.7, the Persons insured under which die between the Effective Date and the date upon which Acknowledgment on such Policy is received by Viaticus (i.e., such Policies regarding which Seller does not provide Viaticus with written notice, prior to the earlier of the sixtieth (60th) day subsequent to the Effective Date or the date upon which Acknowledgment on a particular Policy is received by Viaticus) shall be payable to Viaticus. Accordingly: (i) with respect to each such Policy, in the event that the parties to this Agreement have Knowledge of such death prior to payment to Seller of such death benefits, Seller shall take all action, and execute all documents, necessary to cause such death benefits to be paid to Viaticus; and (ii) in the event that the parties to this Agreement have Knowledge of such death subsequent to payment to Seller of such death benefits, Seller shall be deemed to be holding such death benefits in trust for Viaticus, and shall immediately remit to Viaticus the full amount of such death benefits. In the event that any Person insured pursuant to any Policy has died at any time prior to the Effective Date, and Seller shall fail or refuse, for any reason whatsoever, to either cause such death benefits to be paid to Viaticus or remit to Viaticus the

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full  amount of such death  benefits,  as  applicable,  Viaticus  shall have the right, without limiting any other rights and remedies which Viaticus may have, to withhold from Seller any further payment(s) which may be due to Seller under this Agreement (including payment of the Percentage Amount and/or the Broker Back-End Fees on any Policy, and reimbursement pursuant to Section 3), up to the amount of the death benefits which Seller has failed or refused to either cause to be paid to Viaticus or remit to Viaticus, as applicable.

3.   Maintenance Of Portfolio

      From the Effective Date through the date upon which the Percentage Amount is disbursed to Seller pursuant to Section 2.5, Seller shall use its best efforts to keep each Policy in full force and effect, including by paying the premiums due on each Policy. Viaticus shall promptly reimburse to Seller the actual and reasonable cost of performance under this Section 3 with respect to Policies which Viaticus purchases pursuant to this Agreement, upon written request from Seller, which written request shall be accompanied by documentation evidencing such actual and reasonable cost. Notwithstanding the foregoing, Seller shall: (i) provide written notice to Viaticus of any necessity to pay any single such cost in excess of Five Thousand Dollars ($5,000), not less than three (3) days prior to the last date for paying such cost; and (ii) not be required to incur any single such cost in excess of Five Thousand Dollars ($5,000), nor be entitled to reimbursement for any single such cost, unless Viaticus provides Seller with written approval to incur such cost within the three (3) day notice period

4.   Confidentiality

      4.1 No Disclosure. Except as may be required by law (including the Securities Act of 1933 and the Securities Exchange Act of 1934, in each case as such Act has been or may hereafter be amended) or legal process, each party to this Agreement shall: (i) hold in confidence, and not disclose or reveal to any Person or entity, any Confidential Information disclosed under this Agreement without the clear and express prior written consent of a duly authorized representative of the disclosing party; and(ii) not use or disclose any of the Confidential Information for any purpose at any time, other than for the limited purpose of performance under this Agreement

      4.2 Seller Obligation To Have Personnel Execute Nondisclosure Agreements. Seller hereby represents and warrants to Viaticus that all personnel of Seller who may receive Confidential Information of Viaticus, including such personnel who may have had access to information regarding the Policies, the Portfolio, the Persons insured under the Policies and/or the Viators, which information shall be deemed the Confidential Information of Viaticus as of the Delivery Date for each Policy, shall have executed a written nondisclosure agreement: (i) standard in the viatical settlement industry; and (ii) acceptable to Viaticus, in its reasonable discretion.

5.   Representations And Warranties Of Seller

      Seller  represents and warrants to Viaticus,  as set forth in this Section
5.

      5.1 Existence. As of the date of this Agreement and, with respect to each Policy, on the Delivery Date for such Policy, Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full power and authority to own, operate and lease its assets and to

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carry on its business as now being  conducted and as it shall be conducted  upon consummation of the transactions contemplated by this Agreement.

      5.2 Power And Authority. As of the date of this Agreement and, with respect to each Policy, on the Delivery Date for such Policy, Seller has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the consummation by Seller of the transaction memorialized by this Agreement has been duly and validly authorized by all necessary action on the part of Seller.

      5.3 Licensing. As of the date of this Agreement and, with respect to each Policy, on the Delivery Date for such Policy, Seller owns or otherwise validly holds, or has taken all action reasonably necessary to own or otherwise validly hold, all Licenses that were required for it to conduct its business, operations and affairs in all material respects at the time that it acquired each Policy, including all such Licenses as may be required to conduct viatical settlement business in each State within the United States. To the best of Seller's knowledge, no proceeding is pending or threatened for the denial, revocation, withdrawal or termination of any such License. No Policy in the Portfolio has been owned at any point in time by any Person which did not own or otherwise validly hold, or had taken all action reasonably necessary to own or otherwise validly hold, all Licenses that were required for such Person to conduct its business, operations and affairs in all material respects at the time that such Person acquired each Policy, including all such Licenses as may be required to conduct viatical settlement business in each State within the United States.

      5.4 Ownership Of Policies. As of the date of this Agreement and, with respect to each Policy, on the Delivery Date for such Policy, Seller is the sole owner and beneficiary of such Policy, or otherwise has the right, power and authority with respect to such Policy to sell such Policy to Viaticus pursuant to this Agreement and to grant to Viaticus all of the rights set forth in this Agreement.

      5.5 Performance Under Viatical Settlement Contracts. As of the date of this Agreement and, with respect to each Policy, on the Delivery Date for such Policy, Seller has performed in all material respects the obligations required to be performed by it to date under, and is not in default under any of the conditions or agreements contained in, any contract pursuant to which Seller acquired any interest in any Policy. Seller has no unperformed obligations to any Viator with respect to any Policy.

      5.6 No Claims. As of the date of this Agreement and, with respect to each Policy, on the Delivery Date for such Policy, there are no claims, actions, suits, investigations, writs, judgments, decrees, orders or proceedings pending, or threatened, against Seller or its assets and properties (including the Portfolio and/or any Policy), at law or in equity, by any Person that have or may reasonably be expected to have a material adverse effect on: (i) the validity or enforceability of this Agreement; (ii) the ability of Seller to perform its obligations under this Agreement; and/or (ii) the value of the Portfolio and/or any Policy.

      5.7 No Liens. With respect to each Policy, on the Delivery Date for such Policy, there will exist no Lien against the Portfolio and/or any Policy.

      5.8 No Breach Of Other Agreements. As of the date of this Agreement and, with respect to each Policy, on the Delivery Date for such Policy, neither the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations under this Agreement nor the consummation by Seller of the transactions contemplated under this Agreement shall: (i) require the consent of any Person, other than consents which have been both obtained and disclosed to Viaticus; or (ii) contravene any other contract or obligation of Seller, including, to the best of Seller's knowledge, such contracts or other obligations (including statutory obligations) through which Seller has or may have a duty to keep confidential information concerning the Policies, the Portfolio, the Persons insured under the Policies and Viators.

      5.9 No Misrepresentation. As of the date of this Agreement and, with respect to each Policy, on the Delivery Date for such Policy, no covenant, representation or warranty by Seller contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the covenants, representations and warranties set forth in this Agreement not misleading in light of the circumstances under which such statements were made.

6.  Representations And Warranties Of Viaticus

      Viaticus represents and warrants to Seller, as set forth in this Section 6, as of the date of this Agreement.

      6.1 Corporate Existence. Viaticus is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own, operate and lease its assets and to carry on its business as now being conducted and as it shall be conducted upon consummation of the transactions contemplated by this Agreement.

      6.2 Corporate Power And Authority. Viaticus has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and the consummation by Viaticus of the transaction memorialized by this Agreement has been duly and validly authorized by all necessary action on the part or Viaticus.

      6.3 Licensing. Viaticus owns or otherwise validly holds, or has taken all action reasonably necessary to own or otherwise validly hold, all Licenses that are required for it to conduct its business, operations and affairs in all material respects at the time that it acquires each Policy pursuant to this Agreement, including all such Licenses as may be required to conduct viatical settlement business in each State within the United States. To the best of Viaticus' knowledge, no proceeding is pending or threatened for the denial, revocation, withdrawal or termination of any such License.

      6.4 No Claims. There are no claims, actions, suits, investigations, writs, judgments, decrees, orders or proceedings pending, or threatened, against Viaticus, or its assets and properties, at law or in equity, by any Person that have or may reasonably be expected to have a material adverse effect on: (i) the validity or enforceability of this Agreement; and/or (ii) the ability of Viaticus to perform its obligations under this Agreement.

      6.5 Compliance With Policy Documentation. Viaticus shall comply with the following system of Seller used to monitor Persons insured under Policies, as set forth in the files to be provided to Viaticus: (i) not more frequently than approximately every six weeks, such Persons are mailed, in a blank envelope, a postage prepaid return postcard inquiring whether the Person has changed status (including address, employment and health care provider); and (ii) only in the event such Person does not return such card within a reasonable time, and cannot be reached telephonically, may Persons set forth in the contact list for such Person be contacted.

      6.6 No Breach Of Other Agreements. Neither the execution and delivery of this Agreement by Viaticus, the performance by Viaticus of its obligations under this Agreement nor the consummation by Viaticus of the transactions contemplated under this Agreement shall: (i) require the consent of any Person; or (ii) contravene any other contract or obligation of Viaticus, including, to the best of Viaticus' knowledge, such contracts or other obligations (including statutory obligations) through which Viaticus has or may have a duty to keep confidential information concerning the Policies, the Portfolio, the Persons insured under the Policies and Viators.

      6.7 No Misrepresentation. No covenant, representation or warranty by Viaticus contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the covenants, representations and warranties set forth in this Agreement not misleading in light of the circumstances under which such statements were made.

7.   Termination

      7.1 Termination Of This Agreement. This Agreement may not be terminated by either party to this Agreement except in accordance with this Section 7. Any termination of this Agreement pursuant to this Section 7 shall be only with respect to those Policies as to which Viaticus has not paid Seller the Percentage Amount as of the effective date of such termination. In the event of any such termination, Viaticus shall: (i) take all action, and execute all documents, reasonably necessary to cause the return of ownership and beneficiary designation on any such Policies that Viaticus shall not purchase pursuant to this Agreement to the state at which such ownership and beneficiary designation existed prior to any Acknowledgment, or such other state as may be reasonably requested by Seller; and (ii) take all action, and execute all documents, reasonably necessary, to cause the death benefits under any such Policies that Viaticus shall not purchase pursuant to this Agreement to be paid to Seller and, in the event that Viaticus has received payment of any death benefits under any such Policy, Viaticus shall be deemed to be holding such death benefits in trust for Seller and shall immediately remit to Seller the full amount of such death benefits. Accordingly: (i) with respect to Policies that Viaticus shall not purchase pursuant to this Agreement with regard to which no sum has been paid by Viaticus as of the date such termination is effective, Viaticus shall have no obligation to pay any sum whatsoever to Seller, including the Percentage Amount on such Policy (or Policies), the Broker Back-End Fees on such Policy (or Policies) and/or any reimbursement pursuant to Section 3; and (ii) with respect to Policies that Viaticus shall not purchase pursuant to this Agreement with regard to which any sum has been paid by Viaticus as of the date such termination is effective, Seller shall be deemed to be holding all amounts paid by Viaticus pursuant to this Agreement, including the amount of each Percentage Amount and/or each of the Broker Back-End Fees and/or amounts paid pursuant to
Section 3, in trust for Viaticus, and shall immediately remit to Viaticus an amount equal to the sum total of all such amounts paid by Viaticus pursuant to this Agreement.

      7.2 Termination For Cause. Either party to this Agreement shall have the right to terminate this Agreement at any time, effective upon written notice of termination to the other party to this Agreement, in the event that such other party to this Agreement materially fails to perform any of its material obligations under this Agreement and such failure continues unremedied for a period of ten (10) days after written notice of such failure from the party to this Agreement alleging such failure. Notwithstanding the foregoing, in the event of a termination of this Agreement pursuant to this Section 7.2, all executory payment obligations of Viaticus pursuant to Section 2.5 and Section 2.6 shall survive such termination.

      7.3 Automatic Termination. This Agreement shall terminate automatically, with no further act or action required of either party to this Agreement, in the event that: (i) a receiver is appointed for Seller or its property; (ii) Seller makes an assignment for the benefit of its creditors; (iii) any proceedings are commenced by, for or against Seller under any bankruptcy or insolvency for debtor's relief law; or (iv) Seller is liquidated or dissolved. Notwithstanding the foregoing, this Agreement shall not automatically so terminate in the event that Viaticus provides Seller with written notice, within thirty (30) days of notice to Viaticus of an event which would effect an automatic termination of this Agreement pursuant to this Section 7.3, that Viaticus desires to keep this Agreement in full force and effect. Notwithstanding the foregoing, in the event of a termination of this Agreement pursuant to this Section 7.3, all executory payment obligations of Viaticus pursuant to Section 2.5 and Section 2.6 shall survive such termination.

      7.4 No Damages Or Indemnification For Termination. Neither party to this Agreement shall be liable to the other party to this Agreement for damages of any kind, including incidental or consequential damages, or for indemnification, solely on account of the lawful termination of this Agreement, even if informed of the possibility of such damages. Neither party to this Agreement shall be liable to the other party to this Agreement by reason of termination of this Agreement for compensation, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or other commitments relating to the business or goodwill of either party to this Agreement, notwithstanding any law to the contrary.

      7.5 Survival. The provisions of this Agreement that by their sense and context are intended to survive termination of this Agreement, including provisions regarding confidentiality, shall so survive this Agreement.

8.   Indemnity And Actions

      8.1 Mutual Indemnity. Each party to this Agreement shall defend, at its sole expense, any claim, suit or proceeding brought against the other party to this Agreement, insofar as such claim, suit or proceeding is based upon a claim by a third party alleging facts or circumstances that, if true, would constitute a breach of any covenant, representation or warranty in this Agreement of the party from whom indemnity is sought, provided the party seeking indemnity gives written notice of any such suit or proceeding promptly upon first learning of such suit or proceeding, and provides the party from which indemnity is sought, at no cost, with such assistance and cooperation as such party may reasonably request in the defense thereof. The indemnifying party shall pay any damages and costs assessed against the party entitled to indemnity (or paid or payable by such party pursuant to a settlement agreement or any other resolution, formal or informal, provided that such settlement agreement or other resolution is approved by the indemnifying party, which approval shall not be unreasonably withheld or delayed) in connection with such claim, suit or proceeding. The party providing indemnity shall indemnify and hold the party entitled to indemnity harmless from and with respect to any such loss or damage (including reasonable attorneys' fees and costs).

      8.2 Other Indemnity By Seller. Seller shall defend and indemnify Viaticus (including reasonable attorneys' fees and costs of litigation) against and hold Viaticus harmless from, any and all claims by any third party resulting from the acts, omissions or misrepresentations of Seller, regardless of the form of action.

      8.3 Handling Of Actions. In the event of any claim, action or proceeding against Viaticus based upon allegations that if true would constitute a breach of any of the representations, covenants or warranties made by Seller under this Agreement, Viaticus shall have the right to defend any such claim, action or proceeding through counsel of its own choice and to make Seller a party to such action or proceeding.

9.       Miscellaneous

      9.1 Time Of The Essence. Time is of the essence with respect to the performance of every Section of this Agreement with regard to which time of performance is a factor.

      9.2 Notices. Except as specifically provided in this Agreement, all notices required under this Agreement shall be in writing and shall be given by personal delivery, national overnight courier service or U.S. mail, certified or registered, postage prepaid, return receipt requested, to the parties to this Agreement at their respective addresses first set forth above, or to any party to this Agreement at such other address(es) as shall be specified in writing by such party to this Agreement to the other party to this Agreement in accordance with the terms and conditions of this Section 9.2. All notices shall be deemed effective upon personal delivery, one (1) business day following deposit with any national overnight courier service in accordance with this Section 9.2, or three (3) days following deposit in the United States mail in accordance with this Section 9.2.

      9.3 Entire Agreement. This Agreement constitutes the entire understanding and agreement, and supersedes any and all prior or contemporaneous representations, understandings and agreements, between the parties to this Agreement with respect to the subject matter of this Agreement, all of which are merged in this Agreement. Notwithstanding the foregoing, any confidentiality agreements between the parties to this Agreement are separate from this Agreement and, except as expressly stated in this Agreement, nothing contained in this Agreement shall be construed as affecting the rights or obligations of either party to this Agreement set forth in any such agreement. It is expressly understood and agreed that no employee, agent or other representative of either party to this Agreement has any authority to bind such party to this Agreement with regard to any statement, representation, warranty or other expression unless the same is specifically set forth or incorporated by reference in this Agreement. It is expressly understood and agreed that, there being no expectation of the contrary between the parties to this Agreement, no usage of trade or custom and practice within the industry, and no regular practice or method of dealing between the parties to this Agreement, shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement or any part of this Agreement.

      9.4 Further Assurances Seller shall execute and deliver any and all additional papers and documents necessary to effectuate, do any and all acts reasonably necessary in connection with the performance of the obligations of Seller under, and carry out the intent of the parties to, this Agreement. Without limiting the generality of the foregoing, Seller shall use reasonable efforts to assist Viaticus in communicating with Viators, Persons insured under the Policies and/or Insurers, as deemed necessary by Viaticus in its reasonable discretion.

      9.5 Independent Parties. Nothing contained m this Agreement shall be deemed to create, or be construed as creating, a joint venture or partnership between the parties to this Agreement. Neither party to this Agreement is, by virtue of this Agreement or otherwise, authorized as an agent or legal representative of the other party to this Agreement. Neither party to this Agreement is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf or in the name of the other party to this Agreement, or to bind such other party to this Agreement in any manner.

      9.6 No Third Party Beneficiary. Nothing contained in this Agreement shall be deemed to create, or be construed as creating, any third party beneficiary right of action upon any third party or entity whatsoever, in any manner whatsoever.

      9.7 Waiver. No waiver of any provision of this Agreement, or any rights or obligations of either party to this Agreement under this Agreement, shall be effective, except pursuant to a written instrument signed by the party or parties to this Agreement waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

      9.8 Amendments. All amendments or modifications of this Agreement shall be binding upon the parties to this Agreement despite any lack of consideration so long as such amendments or modifications are in writing and executed by the parties to this Agreement.

      9.9 Severability. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

      9.10 Assignment. Either party to this Agreement shall have the right to assign or transfer this Agreement (including rights and duties of performance) to any entity: (i) which owns more than fifty percent (50%) of the issued and outstanding voting stock of such party; (ii) in which such party owns more than fifty percent (50%) of the issued and outstanding voting stock; (iii) which acquires all or substantially all of the operating assets of such party; or (iv) into which such party is merged or reorganized pursuant to any plan of merger or reorganization. Notwithstanding the foregoing, or any other provision of this Agreement, nothing in this Agreement, or otherwise, shall be deemed as a prohibition on alienation of any kind by Viaticus of any Policy. This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective legal successors and permitted assigns.

      9.11 Extension Of Benefits To Viaticus Affiliates. All rights and benefits to Viaticus under this Agreement shall be deemed to extend, and inure to the benefit, of any parent, subsidiary or affiliate of Viaticus. Notwithstanding the foregoing, and except with respect to an entity to which this Agreement is assigned by Viaticus pursuant to Section 9.10, no parent, subsidiary or affiliate of Viaticus shall have any obligation or duty to Seller whatsoever, such obligations and duties resting solely with Viaticus.

      9.12 No Breach Without Notice. Neither party to this Agreement shall be deemed to be in material breach of any of its obligations under this Agreement unless and until such party to this Agreement shall have been given written notice of the nature of such breach, and shall have failed to cure such breach within thirty (30) days after receipt of such written notice.

      9.13 Forum And Jurisdiction. This Agreement was entered into in the State of California, and its validity, construction, interpretation and legal effect shall be governed by the laws and judicial decisions of the State of California applicable to contracts entered into and performed entirely within the State of California. Notwithstanding the foregoing, any action at law or in equity arising under this Agreement shall be filed only in an appropriate State or Federal Court located in the County of Cook, State of Illinois. The parties to this Agreement hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

      9.14 Attorneys' Fees. In the event any litigation or other proceeding is brought by either party to this Agreement in connection with this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party in such litigation.

      9.15 No Election Of Remedies. Resort to any one or more rights or remedies contained in this Agreement by either party to this Agreement shall not preclude that party to this Agreement from subsequently resorting to any or all other available legal rights or remedies.

      9.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF the parties to this Agreement have hereunto set their hands on the day and year first above written.

VIATICUS, INC.                                  DIGNITY PARTNERS, INC

By:                                             By:
   ---------------------------                     ---------------------------
Name:                                           Name:
     -------------------------                       -------------------------
Title:                                          Title:
      ------------------------                        ------------------------